October 2020

Pricing Supplement

Dated October 9, 2020

Registration Statement No. 333-225551

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated October 31, 2018

and Product Supplement dated October 31, 2018)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023

$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period (the “securities”) offer the opportunity for investors to earn a contingent payment with respect to each determination date on which the closing price of each underlying equity is equal to or greater than 50% of its initial price, which we refer to as its coupon barrier level. If the closing price of any underlying equity is less than its coupon barrier level on a determination date, you will not receive any contingent payment for that determination date. As a result, investors must be willing to accept the risk of not receiving any contingent payments during the term of the securities. In addition, if the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels on any determination date (other than the first determination date and the final determination date), the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the related determination date. If, however, on any determination date (other than the first determination date and the final determination date) the closing price of any underlying equity is less than its call threshold level, the securities will not be redeemed. Furthermore, if the final price of any underlying equity is less than 50% of its initial price, which we refer to as its downside threshold level on the final determination date, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying equity with the lowest underlying return as compared to any other underlying equities (the “worst performing underlying equity”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying equities. Because all payments on the securities are based on the worst performing underlying equity, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying equity will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment even if the other underlying equity appreciates or has not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying equities:

Common stock of American Express Company (Bloomberg Ticker: “AXP UN”)

Common stock of JPMorgan Chase & Co. (Bloomberg Ticker: “JPM UN”)

Common stock of Mastercard Incorporated (Bloomberg Ticker: “MA UN”)

Aggregate principal amount:	$7,358,000
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	October 9, 2020
Original issue date:	October 15, 2020 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Maturity date:	October 12, 2023, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.
Early redemption:	If, on any determination date (other than the first determination date and the final determination date), the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related determination date.
Contingent payment:	•	If the closing prices of all of the underlying equities are equal to or greater than their respective coupon barrier levels on any determination date, we will pay a contingent payment of $0.1438 (equivalent to approximately 5.75% per annum of the stated principal amount) per security on the related contingent payment date.
	•	If the closing price of any underlying equity is less than its respective coupon barrier level on any determination date, we will not pay a contingent payment with respect to that determination date.
Determination dates:	January 11, 2021, April 9, 2021, July 9, 2021, October 11, 2021, January 10, 2022, April 11, 2022, July 11, 2022, October 10, 2022, January 9, 2023, April 10, 2023, July 10, 2023 and October 9, 2023, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “ — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to October 9, 2023 as the final determination date.
Contingent payment dates:	Three business days following the applicable determination date, except that the contingent payment date for the final determination date will be the maturity date.
Payment at maturity:	•	If the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels:	(i)	the stated principal amount plus (ii) any contingent payment otherwise payable on the maturity date.
	•	If the final price of any underlying equity is less than its downside threshold level:		a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity.
If the final price of any underlying equity is less than its downside threshold level, investors will lose a significant portion and, in extreme situations, all of their initial investment regardless of the performance of any other underlying equity.
Underlying return:	The quotient, expressed as a percentage of the following formula: (final price − initial price) / initial price
Initial price:

$106.34, which is the closing price of the common stock of American Express Company on the pricing date

$101.20, which is the closing price of the common stock of JPMorgan Chase & Co. on the pricing date

$352.39, which is the closing price of the common stock of Mastercard Incorporated on the pricing date

The initial price of each underlying equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Worst performing underlying equity:	The underlying equity with the lowest underlying return as compared to any other underlying equity
Call threshold level:

$106.34, which is equal to 100% of the initial price of the common stock of American Express Company

$101.20, which is equal to 100% of the initial price of the common stock of JPMorgan Chase & Co.

$352.39, which is equal to 100% of the initial price of the common stock of Mastercard Incorporated

The call threshold level of each underlying equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Coupon barrier level:

$53.17, which is equal to 50% of the initial price of the common stock of American Express Company

$50.60, which is equal to 50% of the initial price of the common stock of JPMorgan Chase & Co.

$176.20, which is equal to 50% of the initial price of the common stock of Mastercard Incorporated

The coupon barrier level of each underlying equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Downside threshold level:

$53.17, which is equal to 50% of the initial price of the common stock of American Express Company

$50.60, which is equal to 50% of the initial price of the common stock of JPMorgan Chase & Co.

$176.20, which is equal to 50% of the initial price of the common stock of Mastercard Incorporated

The downside threshold level of each underlying equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Final Price:	The closing price of each underlying equity on the final determination date
CUSIP / ISIN:	90281M797 / US90281M7974
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:	UBS Securities LLC

Commissions and issue level:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100.00%	2.00%(a) +0.50%(b) 2.50%	97.50%
Total	$7,358,000.00	$183,950.00	$7,174,050.00
(1)	UBS Securities LLC has agreed to purchase from UBS AG the securities at the price to public less a fee of $0.25 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $0.20 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is $9.465. The estimated initial value of the securities was determined as of the close of the relevant markets on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated October 31, 2018	Prospectus dated October 31, 2018

October 2020	Page 1

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm
Product supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated October 31, 2018 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated October 31, 2018.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

October 2020	Page 2

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Investment Summary

The Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023 based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated, which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which will be an amount equal to $0.1438 (equivalent to approximately 5.75% per annum of the stated principal amount) per security, with respect to each determination date on which the closing prices of all of the underlying equities are equal to or greater than 50% of their respective initial prices, which we refer to as the coupon barrier levels. The contingent payment, if any, will be payable on the relevant contingent payment date, which is the third business day after the related determination date, except that the contingent payment date for the final determination date will be the maturity date. It is possible that the closing prices of one or more of the underlying equities could remain less than their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels on any of the determination dates other than the first determination date and the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related determination date. If the securities have not previously been redeemed and the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels and coupon barrier levels, the payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the final determination date. If, however, the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity. The value of such cash payment will be less than 50% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying equities.

October 2020	Page 3

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $0.1438 (equivalent to approximately 5.75% per annum of the stated principal amount) per security, with respect to each determination date on which the closing prices of all of the underlying equities are equal to or greater than 50% of their respective initial prices, which we refer to as the coupon barrier levels. The securities may be redeemed prior to maturity beginning on the second determination date for an early redemption amount equal to (i) the stated principal amount per security plus (ii) any contingent payment otherwise payable with respect to the related determination date. The payment at maturity will vary depending on the final prices, as follows:

Scenario 1	On any determination date other than the first determination date and the final determination date, the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels.
	▪	The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the related determination date.
	▪	Investors will not participate in any appreciation of the underlying equities from their respective initial prices.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels and coupon barrier levels on the final determination date.
	▪	The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable on the maturity date.
	▪	Investors will not participate in any appreciation of the underlying equities from their respective initial prices.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level and coupon barrier level.
	▪	The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity.
	▪	Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing price of any underlying equity is less than its respective coupon barrier level on the related determination date. The securities will not be subject to an early redemption if the closing price of any underlying equity is less than its respective call threshold level on a determination date (other than the first determination date and the final determination date). If the securities are not redeemed prior to the final determination date, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final price of any underlying equity is less than its respective downside threshold level.

October 2020	Page 4

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying equities.
▪	You understand and accept that an investment in the securities is linked to the worst performing underlying equity and not a basket of the underlying equities and that you will be exposed to the market risk of each underlying equity on each determination date.
▪	You believe that the closing price of each underlying equity will be equal to or greater than its coupon barrier level on each determination date.
▪	You believe that the final price of each underlying equity will be equal to or greater than its downside threshold level on the final determination date.
▪	You accept that the risks of each underlying equity are not mitigated by the performance of any other underlying equity and the risks of investing in securities with a return based on the worst performing underlying equity.
▪	You understand and accept that you will not participate in any appreciation in the price of the underlying equities and that any potential positive return is limited to the contingent payments.
▪	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying equities.
▪	You are willing to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels and the contingent payment specified on the cover hereof.
▪	You are willing to forgo any dividends paid on the underlying equities and you do not seek guaranteed current income from this investment.
▪	You are willing to invest in securities that may be redeemed prior to the maturity date and you are otherwise willing to hold such securities to maturity, a term of approximately 36 months, and accept that there may be little or no secondary market.
▪	You understand and are willing to accept the single equity risk associated with the securities and the risks associated with the underlying equities.
▪	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
▪	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
▪	You require an investment designed to provide a full return of principal at maturity.
▪	You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying equities.
▪	You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying equity and not a basket of the underlying equities and that you will be exposed to the market risk of each underlying equity on each determination date.
▪	You believe that the closing price of any underlying equity will decline during the term of the securities and is likely to be less than its coupon barrier level on each determination date.
▪	You believe that the final price of any underlying equity is likely to be less than its downside threshold level on the final determination date.
▪	You cannot accept that the risks of each underlying equity are not mitigated by the performance of any other underlying equity and the risks of investing in securities with a return based on the worst performing underlying equity.
▪	You seek an investment that participates in the full appreciation in the price of the underlying equities or that has unlimited return potential.
▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying equities.
▪	You are unwilling to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels or the contingent payment specified on the cover hereof.
▪	You prefer to receive the dividends paid on the underlying equities or you seek guaranteed current income from this investment.
▪	You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 36 months, or you seek an investment for which there will be an active secondary market.
▪	You do not understand and are not willing to accept the single equity risk associated with the securities or the risks associated with the underlying equities.
▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

October 2020	Page 5

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final prices.

Diagram #1: Determination Dates Other Than the First Determination Date and the Final Determination Date

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

October 2020	Page 6

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the cover hereof):

Hypothetical Initial Price: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$100.00 $300.00 $90.00
Hypothetical Call Threshold Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$100.00, which is 100% of the initial price $300.00, which is 100% of the initial price $90.00, which is 100% of the initial price
Hypothetical Coupon Barrier Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$50.00, which is 50% of the initial price $150.00, which is 50% of the initial price $45.00, which is 50% of the initial price
Hypothetical Downside Threshold Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$50.00, which is 50% of the initial price $150.00, which is 50% of the initial price $45.00, which is 50% of the initial price
Hypothetical Contingent Payment:*	$0.1438 per security (equivalent to approximately 5.75% per annum of the stated principal amount)
Stated Principal Amount:	$10.00 per security

In Examples 1 and 2, the closing prices of the underlying equities fluctuate over the term of the securities and the closing prices of all of the underlying equities are equal to or greater than their respective hypothetical call threshold levels on one of the determination dates (other than the first determination date and the final determination date). Because the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels on one of the determination dates (other than the first determination date and the final determination date), the securities are automatically redeemed on the related contingent payment date. In Examples 3 and 4, the closing price of at least one underlying equity on each of the determination dates prior to the final determination date is less than its respective call threshold level and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Determination Dates	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Contingent Payment	Early Redemption Amount
#1	$105.00 (at or above coupon barrier level and call threshold level)	$300.00 (at or above coupon barrier level and call threshold level)	$100.00 (at or above coupon barrier level and call threshold level)	$0.1438	Not Callable	$98.00 (at or above coupon barrier level; below call threshold level)	$330.00 (at or above coupon barrier level and call threshold level)	$140.00 (at or above coupon barrier level and call threshold level)	$0.1438	N/A
#2	$115.00 (at or above coupon barrier level and call threshold level)	$305.00 (at or above coupon barrier level and call threshold level)	$110.00 (at or above coupon barrier level and call threshold level)	—*	$10.1438	$40.00 (below coupon barrier level and call threshold level)	$360.00 (at or above coupon barrier level and call threshold level)	$108.00 (at or above coupon barrier level and call threshold level)	$0	N/A
#3 - #10	N/A	N/A	N/A	N/A	N/A	Various (all at or above coupon barrier level; below call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	$0	N/A
#11	N/A	N/A	N/A	N/A	N/A	$120.00 (at or above coupon barrier level and call threshold level)	$360.00 (at or above coupon barrier level and call threshold level)	$108.00 (at or above coupon barrier level and call threshold level)	—*	$10.1438
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A
*	The early redemption amount includes any unpaid contingent payment with respect to the determination date on which the closing prices for the underlying equities are equal to or greater than their respective call threshold levels and the securities are redeemed as a result.

October 2020	Page 7

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

▪	In Example 1, the securities are automatically redeemed following the second determination date as the closing prices of all of the underlying equities on the second determination date are equal to or greater than their respective call threshold levels. Although the closing prices of all of the underlying equities on the first determination date are equal to or greater than their respective call threshold levels, the securities are not callable on the first determination date. Following the second determination date, you receive an early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $10.00 + $0.1438 = $10.1438

In this example, the early redemption feature limits the term of your investment to approximately 6 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. When added to the contingent payment of $0.1438 received in respect of the prior determination date, your total return per security in this example is $10.2876 (a 2.876% total return on the securities).
▪	In Example 2, the securities are automatically redeemed following the eleventh determination date as the closing prices of all of the underlying equities on the eleventh determination date are equal to or greater than their respective call threshold levels. As the closing prices of all of the underlying equities on the first determination date are equal to or greater than their respective coupon barrier levels, you receive the contingent payment of $0.1438 with respect to the first determination date. Following the eleventh determination date, you receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $10.00 + $0.1438 = $10.1438

In this example, the early redemption feature limits the term of your investment to approximately 33 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Further, although all of the underlying equities have appreciated by 20% from their respective initial prices on the eleventh determination date, you receive only $10.1438 per security and do not benefit from such appreciation. When added to the contingent interest payment of $0.1438 received with respect to the prior determination dates, your total return per security in this example is $10.2876 (a 2.876% total return on the securities).

Examples 3 and 4 illustrate the payment at maturity per security based on the final price.

	Example 3
Determination Dates	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Contingent Payment	Early Redemption Amount
#1	$40.00 (below coupon barrier level and call threshold level)	$120.00 (below coupon barrier level and call threshold level)	$30.00 (below coupon barrier level and call threshold level)	$0	N/A
#2	$85.00 (at or above coupon barrier level; below call threshold level)	$110.00 (below coupon barrier level and call threshold level)	$25.00 (below coupon barrier level and call threshold level)	$0	N/A
#3 - #11	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	$0	N/A
Final Determination Date	$73.75 (at or above downside threshold level and coupon barrier level)	$160.00 (at or above downside threshold level and coupon barrier level)	$80.00 (at or above downside threshold level and coupon barrier level)	—*	N/A
Payment at Maturity	$10.1438

* The final contingent payment, if any, will be paid at maturity.

October 2020	Page 8

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

▪	In Example 3, on each of the determination dates prior to the final determination date, the closing price of at least one of the underlying equities is less than its respective coupon barrier level. As a result, you do not receive a contingent payment with respect to any of those determination dates. Because the closing prices of all of the underlying equities are equal to or greater than their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity, you receive the stated principal amount plus a contingent payment with respect to the final determination date, calculated as follows:

$10.00 + $0.1438 = $10.1438

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.1438 per security at maturity. Your total return per security in this example is $10.1438 (a 1.438% total return on the securities).

	Example 4
Determination Dates	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Contingent Payment	Early Redemption Amount
#1	$45.00 (below coupon barrier level and call threshold level)	$135.00 (below coupon barrier level and call threshold level)	$40.00 (below coupon barrier level and call threshold level)	$0	N/A
#2	$42.00 (below coupon barrier level and call threshold level)	$225.00 (at or above coupon barrier level; below call threshold level)	$80.00 (at or above coupon barrier level; below call threshold level)	$0	N/A
#3 - #11	Various (all below coupon barrier level and call threshold level)	Various (all below coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	$0	N/A
Final Determination Date	$40.00 (below downside threshold level and coupon barrier level)	$240.00 (at or above downside threshold level and coupon barrier level)	$70.00 (at or above downside threshold level and coupon barrier level)	$0	N/A
Payment at Maturity	$4.00
▪	In Example 4, on each determination date throughout the term of the securities, the closing price of at least one of the underlying equities is less than its respective coupon barrier level. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, because the final price of at least one of the underlying equities on the final determination date is less than its applicable downside threshold level, you are fully exposed to the decline in the worst performing underlying equity. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return of the Worst Performing Underlying Equity)

= $10.00 + ($10.00 × -60%)
= $4.00

In this example, because the final price of the worst performing underlying equity represents a 60.00% decline, you will receive a total cash payment per security equal to $4.00 (a 60.00% loss on the securities).

We make no representation or warranty as to which of the underlying equities will be the worst performing underlying equity for the purposes of calculating your actual payment at maturity.

October 2020	Page 9

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to the final determination date, you may lose a significant portion and, in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity over the term of the securities.

The securities will not pay a contingent payment if the closing price of any underlying equity is less than its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing price of any underlying equity is less than its respective call threshold level on any determination date.

You will be exposed to the market risk of each underlying equity on each determination date and on the final determination date and any decline in the level of one underlying equity may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying equity. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

October 2020	Page 10

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

▪	Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels on the final determination date and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying equity.
▪	Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current prices of all of the underlying equities are equal to or greater than their respective downside threshold levels.
▪	You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. If the closing price of any of the underlying equities on any determination date is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such determination date. If the closing price of any of the underlying equities is less than its respective coupon barrier level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.
▪	Your potential return on the securities is limited and you will not participate in any appreciation of the underlying equities. The return potential of the securities is limited to the pre-specified contingent payment rate, regardless of the appreciation of the underlying equities. In addition, your return on the securities will vary based on the number of determination dates on which the requirements of the contingent payment have been met prior to maturity or an early redemption. Furthermore, if the securities are redeemed prior to maturity, you will not receive any contingent payments or any other payment in respect of any determination dates after the applicable contingent payment date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the level of the worst performing underlying equity even though you cannot participate in any appreciation in the prices of the underlying equities. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying equities.
▪	Higher contingent payment rates are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying equities reflects a higher expectation as of the pricing date that the final price of any one of the underlying equities could be less than its respective downside threshold level on the final determination date of the securities. “Volatility” refers to the frequency and magnitude of changes in the price of an underlying equity. This greater expected risk will generally be reflected in a higher contingent payment rate for that security. However, while the contingent payment rate is set on the pricing date, an underlying equity’s volatility, and the correlation among the underlying equities, can change significantly over the term of the securities. The price of any one of the underlying equities for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.
▪	Reinvestment risk. The securities will be redeemed prior to maturity if the closing prices of all of the underlying equities are equal to or greater than their call threshold levels on any determination date other than the first determination date and the final determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing price of any one of the underlying equities is less than its call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent payment date, potentially limiting your investment to a term of approximately 6 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.
▪	Credit risk of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.

October 2020	Page 11

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

▪

Single equity risk. The return on the securities, which may be negative, is linked to the performance of each underlying equity. The price of each underlying equity can rise or fall sharply due to factors specific to such underlying equity and its issuer (an “underlying equity issuer”) such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the underlying equity issuers and, therefore, the underlying equities. You, as an investor in the securities, should make your own investigation into the underlying equity issuers and the underlying equities. For additional information regarding each underlying equity issuer, please see “Information about the Underlying Equities” in this document and each underlying equity issuer’s SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

▪	You are exposed to the market risk of each underlying equity. Your return on the securities is not linked to a basket consisting of the underlying equities. Rather, it will be contingent upon the performance of each underlying equity. Unlike an instrument with a return linked to a basket of American depositary receipts, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying equity. Poor performance by any one underlying equity may negatively affect your return and will not be offset or mitigated by the performance of any other underlying equity. Accordingly, your investment is subject to the market risk of each underlying equity.
▪	Because the securities are linked to the performance of more than one underlying equity, there is an increased probability that you will not receive a contingent payment on a determination date and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a contingent payment on a determination date and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying equity if their terms are otherwise substantially similar. With a greater total number of underlying equities, it is more likely that the closing price or the final price, as applicable, of any underlying equity will be less than its respective coupon barrier level and/or downside threshold level, as applicable. Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying equities are not correlated to each other, the risk that the closing price or the final price, as applicable, of any underlying equity is less than its coupon barrier level or downside threshold level, respectively is even greater.
▪	Fair value considerations.
o	The issue price you pay for the securities exceeds their estimated initial value. The issue price you pay for the securities exceeds their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs, projected profits and a fee paid to an unaffiliated broker-dealer providing an electronic platform for this offering. As of the close of the relevant markets on the pricing date, we have determined the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the levels of the underlying equities, volatility of the underlying equities, any dividends paid on the underlying equities, the correlation among the underlying equities, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date is less than the issue price you pay for the securities..
o	The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “—Single equity risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

October 2020	Page 12

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

▪	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
o	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying equities; the correlation between the underlying equities; the volatility of the underlying equities; any dividends paid on the underlying equities; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
o	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
▪	Investors will not participate in any appreciation in the closing price of any underlying equity and will not have the same rights as holders of any underlying equity. Investors will not participate in any appreciation in the closing price of any underlying equity from its initial price, and the return on the securities will be limited to any contingent interest payment that is paid with respect to each determination date on which the closing price or the final price, as applicable, of each underlying equity is equal to or greater than its coupon barrier level. It is possible that the closing price of at least one of the underlying equities could be less than its coupon barrier level on most or all of the determination dates so that you will receive few or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying equity.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying equities will rise or fall and there can be no assurance that the closing price of each underlying equity will be equal to or greater than its coupon barrier level on any determination date, or, if the securities are not redeemed prior to maturity, that the final price of each underlying equity will be equal to or greater than its downside threshold level. The prices of the underlying equities will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity issuers. You should be willing to accept the risks of owning equities in general and the underlying equities in particular, and the risk of losing a significant portion or all of your initial investment.
▪	No affiliation with the underlying equity issuers. The underlying equity issuers are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of, and any amounts payable on, the securities. We have obtained all information regarding the underlying equities from publicly

October 2020	Page 13

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated available information and have not made any due diligence inquiry with respect to the underlying equities in connection with the offering.
▪	We may engage in business with or involving the underlying equity issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying equity issuers without regard to your interests and thus may acquire non-public information about the underlying equities. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying equities, which may or may not recommend that investors buy or hold the underlying equities.
▪	Potential UBS impact on an underlying equity. Trading or transactions by UBS or its affiliates in an underlying equity, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying equity, may adversely affect the market price(s) or level(s) of that underlying equity on any determination date or the final determination date and, therefore, the market value of the securities and any payout to you of any contingent payments or at maturity.
▪	Potential conflicts of interest. We and our affiliates may engage in business related to any underlying equity, which may present a conflict between our obligations as issuer and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent payment is payable to you on any contingent payment date, whether the securities are subject to an early redemption and the payment at maturity of the securities, if any, based on observed closing prices of the underlying equities. The calculation agent can postpone the determination of the initial price, closing price or final price of any underlying equity (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing, on the pricing date, any determination date or the final determination date, respectively. As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.
In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying equities to which the securities are linked.
▪	The antidilution protection of the underlying equities is limited and may be discretionary. The calculation agent may make adjustments to the initial price, downside threshold level, call threshold level, and/or final price of an underlying equity or any other term of the securities, for certain corporate events affecting such underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of, and any amounts payable on, the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

October 2020	Page 14

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, holders of securities may lose all or some of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

October 2020	Page 15

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Information about the Underlying Equities

All disclosures contained in this document regarding each underlying equity for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity. You should make your own investigation into each underlying equity.

Included on the following pages is a brief description of each underlying equity. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying equity. The information given below is for the specified calendar quarters. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”), without independent verification. You should not take the historical prices of the underlying equities as an indication of future performance.

American Express Company

According to publicly available information, American Express Company (“American Express”) is a global services company that principally offers charge and credit card products and travel-related services offered to consumers and businesses. Information filed by American Express with the SEC can be located by reference to its SEC file number: 001-07657, or its CIK Code: 0000004962.  American Express’ common stock is listed on the New York Stock Exchange under the ticker symbol “AXP.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity.

Information as of market close on October 9, 2020:

Bloomberg Ticker Symbol:	AXP UN <Equity>	52 Week High (on February 19, 2020):	$136.93
Current Price:	$106.34	52 Week Low (on March 23, 2020):	$68.96
52 Weeks Ago (on October 9, 2019):	$113.92

October 2020	Page 16

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying equity for the specified period. The closing price of the underlying equity on October 9, 2020 was $106.34. The associated graph shows the closing prices of the underlying equity for each day from January 1, 2010 to October 9, 2020. The dotted lines represent its downside threshold level and its coupon barrier level of $53.17 and its call threshold level of $106.34, which are equal to 50% and 100%, respectively, of its initial price. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time, including the determination dates.

American Express Company	High	Low	Period End
2016
First Quarter	$67.59	$51.11	$61.40
Second Quarter	$66.41	$57.67	$60.76
Third Quarter	$66.24	$59.15	$64.04
Fourth Quarter	$75.32	$59.90	$74.08
2017
First Quarter	$81.92	$75.32	$79.11
Second Quarter	$84.24	$75.55	$84.24
Third Quarter	$90.46	$83.74	$90.46
Fourth Quarter	$99.70	$90.54	$99.31
2018
First Quarter	$101.64	$88.34	$93.28
Second Quarter	$102.70	$91.00	$98.00
Third Quarter	$111.11	$97.84	$106.49
Fourth Quarter	$112.89	$89.50	$95.32
2019
First Quarter	$113.55	$93.43	$109.30
Second Quarter	$124.92	$109.85	$123.44
Third Quarter	$128.57	$116.80	$118.28
Fourth Quarter	$125.77	$112.54	$124.49
2020
First Quarter	$136.93	$68.96	$85.61
Second Quarter	$113.67	$73.60	$95.20
Third Quarter	$107.27	$90.57	$100.25
Fourth Quarter (through October 9, 2020)	$106.34	$101.33	$106.34

October 2020	Page 17

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

October 2020	Page 18

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (“JPMorgan”) is a financial holding company, financial services firm and banking institution which offers investment banking, financial services, commercial banking, financial transaction processing and asset management for consumers and small businesses. Information filed by JPMorgan with the SEC can be located by reference to its SEC file number: 001-05805, or its CIK Code: 0000019617. JPMorgan’s common stock is listed on the New York Stock Exchange under the ticker symbol “JPM.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity.

Information as of market close on October 9, 2020:

Bloomberg Ticker Symbol:	JPM UN <Equity>	52 Week High (on January 2, 2020):	$141.09
Current Price:	$101.20	52 Week Low (on March 23, 2020):	$79.03
52 Weeks Ago (on October 9, 2019):	$112.63

October 2020	Page 19

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying equity for the specified period. The closing price of the underlying equity on October 9, 2020 was $101.20. The associated graph shows the closing prices of the underlying equity for each day from January 1, 2010 to October 9, 2020. The dotted lines represent its downside threshold level and its coupon barrier level of $50.60 and its call threshold level of $101.20, which are equal to 50% and 100%, respectively, of its initial price. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time, including the determination dates.

JPMorgan Chase & Co.	High	Low	Period End
2016
First Quarter	$63.73	$53.07	$59.22
Second Quarter	$65.81	$57.32	$62.14
Third Quarter	$67.50	$59.55	$66.59
Fourth Quarter	$87.13	$66.51	$86.29
2017
First Quarter	$93.60	$83.30	$87.84
Second Quarter	$91.40	$82.15	$91.40
Third Quarter	$95.51	$88.42	$95.51
Fourth Quarter	$107.83	$95.86	$106.94
2018
First Quarter	$118.77	$107.01	$109.97
Second Quarter	$114.29	$103.24	$104.20
Third Quarter	$118.63	$103.61	$112.84
Fourth Quarter	$115.32	$92.14	$97.62
2019
First Quarter	$107.19	$97.11	$101.23
Second Quarter	$116.12	$104.64	$111.80
Third Quarter	$120.23	$104.80	$117.69
Fourth Quarter	$139.40	$111.82	$139.40
2020
First Quarter	$141.09	$79.03	$90.03
Second Quarter	$113.45	$84.03	$94.06
Third Quarter	$103.82	$91.28	$96.27
Fourth Quarter (through October 9, 2020)	$101.78	$96.97	$101.20

October 2020	Page 20

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

October 2020	Page 21

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Mastercard Incorporated

According to publicly available information, Mastercard Incorporated (“Mastercard”) is a technology company that provides financial transaction processing services and offering payment processing services for credit and debit cards and related products and services. Information filed by Mastercard with the SEC can be located by reference to its SEC file number: 001-32877, or its CIK Code: 0001141391. Mastercard’s common stock is listed on the New York Stock Exchange under the ticker symbol “MA.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity.

Information as of market close on October 9, 2020:

Bloomberg Ticker Symbol:	MA UN <Equity>	52 Week High (on August 28, 2020):	$366.12
Current Price:	$352.39	52 Week Low (on March 23, 2020):	$203.30
52 Weeks Ago (on October 9, 2019):	$272.24

October 2020	Page 22

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying equity for the specified period. The closing price of the underlying equity on October 9, 2020 was $352.39. The associated graph shows the closing prices of the underlying equity for each day from January 1, 2010 to October 9, 2020. The dotted lines represent its downside threshold level and its coupon barrier level of $176.20 and its call threshold level of $352.39, which are equal to 50% and 100%, respectively, of its initial price. We obtained the information in the table below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time, including the determination dates.

Mastercard Incorporated	High	Low	Period End
2016
First Quarter	$94.99	$80.65	$94.50
Second Quarter	$98.38	$88.06	$88.06
Third Quarter	$102.12	$86.83	$101.77
Fourth Quarter	$107.02	$100.18	$103.25
2017
First Quarter	$112.83	$105.00	$112.47
Second Quarter	$125.90	$111.22	$121.45
Third Quarter	$142.49	$120.78	$141.20
Fourth Quarter	$154.19	$141.82	$151.36
2018
First Quarter	$183.24	$151.91	$175.16
Second Quarter	$203.21	$169.70	$196.52
Third Quarter	$222.61	$196.29	$222.61
Fourth Quarter	$223.77	$174.65	$188.65
2019
First Quarter	$235.87	$181.18	$235.45
Second Quarter	$266.79	$235.91	$264.53
Third Quarter	$292.08	$256.84	$271.57
Fourth Quarter	$300.74	$260.85	$298.59
2020
First Quarter	$344.56	$203.30	$241.56
Second Quarter	$313.15	$228.61	$295.70
Third Quarter	$366.12	$290.18	$338.17
Fourth Quarter (through October 9, 2020)	$352.39	$337.43	$352.39

October 2020	Page 23

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

This document relates only to the securities offered hereby and does not relate to the underlying equities or other securities linked to the underlying equities. We have derived all disclosures contained in this document regarding the underlying equities from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying equities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying equities.

October 2020	Page 24

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying equities. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.
In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.
Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

October 2020	Page 25

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any underlying equity issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on our determination that the securities are not “delta-one” with respect to any underlying equity, our counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the securities. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying equities or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying equities or the securities. If you enter, or have entered, into other transactions in respect of the underlying equities or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

October 2020	Page 26

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S.entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.
We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors” beginning on page 11 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $0.25 per $10.00 stated principal amount of securities. UBS Securities LLC has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $0.25 reflecting a fixed sales commission of $0.20 and a fixed structuring fee of $0.05 per $10.00 stated principal amount of securities that Morgan Stanley Wealth Management sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it

October 2020	Page 27

Contingent Income Auto-Callable Securities with 6-Month Initial Non-Call Period due October 12, 2023
$7,358,000 Based on the worst performing of the common stock of American Express Company, the common stock of JPMorgan Chase & Co. and the common stock of Mastercard Incorporated exercises discretionary authority without the prior specific written approval of the account holder.
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 12 and 13 of this document.
Prohibition of sales to EEA retail investors:	The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Validity of the securities:	In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated October 28, 2019 filed on that date with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K and incorporated by reference into the issuer’s registration statement on Form F-3 (the “Registration Statement”). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated October 29, 2018 filed on that date with the Securities and Exchange Commission as Exhibit 5.4 to the Registration Statement.

October 2020	Page 28